Exhibit 99.1

Contacts:	Joseph C. Tusa, Jr.	David L. Kerr
	Senior Vice President and	Senior Vice President — Corporate Development
	Chief Financial Officer	713.386.1420
	713.386.1428	dkerr@comsys.com
jtusa@comsys.com
COMSYS IT PARTNERS, INC. REPORTS SECOND QUARTER RESULTS
HOUSTON, TX (AUGUST 3, 2006) — COMSYS IT Partners, Inc. (NASDAQ:CITP), a leading provider of information technology staffing and consulting services, today announced results for its second quarter and six months ended July 2, 2006.
Revenue for the second quarter of 2006 was $187.6 million, up 16% from $162.2 million for the second quarter of 2005 and above the Company’s guidance range of $181 million to $185 million for the quarter, which included acquired revenue. Revenue in the second quarter of 2006, excluding revenue acquired in the fourth quarter of 2005 of $5.6 million, was $182.0 million, up 12% over the second quarter of 2005.
Net income in the second quarter was $11.4 million, or $0.60 per diluted share, and included the receipt of a federal income tax refund and the associated interest of $6.4 million, or $0.34 per diluted share. Excluding the tax refund and related interest income, net income for the quarter was $5.0 million, or $0.26 per diluted share, also above management’s guidance range for net income of $3.6 million to $4.4 million, or $0.19 to $0.23 per diluted share. This compared with net income of $0.7 million, or $0.05 per diluted share for the second quarter last year, which included $1.4 million, or $0.09 per diluted share, of merger-related restructuring charges and registration statement fees and expenses. Excluding the merger-related charges, net income for the second quarter of 2005 was $2.1 million, or $0.14 per diluted share.
“Our second quarter results were strong as our revenue increased 5% sequentially over the first quarter of 2006 and most of our markets continued to benefit from improving demand for our services,” said Larry L. Enterline, Chief Executive Officer. “Our sales and recruiting productivity initiatives are going well, and we were particularly pleased with the rate of new starts during the second quarter. This success enabled us to increase our average billable consultant headcount by 4% during the quarter and enter the third quarter at levels higher than where we expected to be earlier in the year. If our third quarter stays true to normal seasonal patterns, we believe we are now positioned well for a good second half.
“We announced last Thursday that our shareholders had elected Bob Fotsch and Courtney McCarthy to our Board,” Enterline continued. “The Board has appointed Bob Fotsch to fill the existing vacancy on our Audit Committee and, as a result, I am happy to report that we have returned to compliance with NASDAQ’s Marketplace Rules.”
“We were pleased with the financial results in the second quarter,” said Joseph C. Tusa, Jr., Senior Vice President and Chief Financial Officer. “We started the second quarter with approximately 5,000 billable consultants on assignment and completed the second quarter at approximately 5,200 billable consultants. Billable hours and bill rates also continued to improve during the second quarter of 2006 and gross margins were strong at 24.5%, up from 23.6% in the first quarter this year and 23.1% in the second quarter last year. SG&A expenses as a percentage of revenues declined to 18.3% from 19.2% in the first quarter, with a reduction in severance costs offset by increased compensation expense related to stock-based compensation
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CITP Reports Second Quarter Results

August 3, 2006
and accruals for incentive plans. We continue to move forward with programs to enhance our operational effectiveness and reduce costs, and we expect modest reductions in SG&A expense levels and as a percentage of revenue in the third and fourth quarters of 2006.”
Tusa continued, “We are focusing on strengthening our billing and collection processes and were able to reduce our days-sales-outstanding from 48 to 45 days during the quarter. Total debt increased from $142.3 million on January 1, 2006, to $148.1 million at the end of the first quarter due to seasonal cash flow patterns, but decreased to $136.0 million by the end of the second quarter. Cash flow from operations, which includes the above mentioned income tax refund, was used to pay down our senior credit facility, resulting in a $12.1 million reduction in debt during the second quarter of 2006. We expect further reductions during the second half of 2006. In addition, we generated adjusted EBITDA of $12.5 million, or 6.7% of revenue in the second quarter of 2006. Our stated goal has been to achieve EBITDA margins of 7%-8%, and we are pleased with our stronger financial and operating metrics, which enabled us to make progress toward achieving our EBITDA goal.”
Selected operating data and reconciliations of non-GAAP financial measures to GAAP results for the second quarter and six months of 2006 are included in a section before the financial tables.
Third Quarter 2006 Financial Guidance
For the third quarter of 2006, the Company expects to report revenue in a range of $185 million to $190 million on one less billing day compared with the second quarter. Additionally, the Company expects to report net income in the range of $5.1 million to $5.8 million, or approximately $0.26 to $0.30 per diluted share. These estimated net income amounts are based on an effective tax rate of 7%.
Conference Call Information
COMSYS will host a conference call today (August 3) at 10:00 a.m. Eastern time to discuss the quarterly financial results. The conference call-in number is (913) 981-5572 and the confirmation number is 4829233. The call will also be web cast live at www.comsys.com and www.earnings.com and replayed for 30 days at www.comsys.com. A seven-day telephonic replay of this conference call will be available by dialing 719-457-0820. Callers should use the pass code 4829233 to gain access to the replay, which will be available through the end of the day on August 10, 2006.
About COMSYS IT Partners
COMSYS IT Partners, Inc. (NASDAQ: CITP) is a leading information technology services company with 42 offices across the U.S. and offices in Canada and the U.K. Leveraging more than 30 years of experience, COMSYS has enhanced its core competency of IT staffing services by creating client-centric, cost-effective information system solutions. COMSYS’ service offerings include contingent staff augmentation of IT professionals, permanent recruiting and placement, vendor management and project solutions, including network design and management, offshore development, customized software development and maintenance, software globalization/localization translation services and implementation and upgrade services for SAS, business intelligence and various ERP packages. COMSYS primarily serves clients in the financial services/insurance, telecommunications, energy, pharmaceutical and healthcare industries and government agencies.
Forward-looking Statements
Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that could affect the Company’s plans, objectives, future operating results, financial condition, performance and business. These statements may be identified by words such as “estimate,” “forecast,” “plan,” “intend,” “believe,” “should,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are based on the Company’s expectations and beliefs concerning future events affecting the Company, which reflect estimates and assumptions made by management. These estimates and assumptions reflect the Company’s best judgment
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CITP Reports Second Quarter Results

August 3, 2006
based on currently known market conditions and other factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control, including:
•	the Company’s success in attracting, training, retaining and motivating billable consultants and key officers and employees;

•	the Company’s ability to shift a larger percentage of its business mix into IT solutions and project management and, if successful, its ability to manage those types of business profitably;

•	changes in levels of unemployment and other economic conditions in the United States, or in particular regions or industries;

•	weakness or reductions in corporate information technology spending levels;

•	the Company’s ability to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions;

•	the impact of competitive pressures on our ability to maintain or improve our operating margins, including any change in the demand for the Company’s services;

•	the entry of new competitors into the U.S. staffing services market due to the limited barriers to entry or the expansion of existing competitors in that market;

•	increases in employment-related costs such as healthcare and unemployment taxes;

•	the possibility of the Company’s incurring liability for the activities of its billable consultants or for events impacting its billable consultants on clients’ premises;

•	the risk in an uncertain economic environment of increased incidences of employment disputes, employment litigation and workers’ compensation claims;

•	integration and restructuring associated with the COMSYS and Venturi merger or other business activities and the challenges of achieving anticipated synergies;

•	the risk that further cost cutting or restructuring activities undertaken by the Company could cause an adverse impact on certain of the Company’s operations;

•	economic declines that affect the Company’s business, including its profitability, liquidity or ability to comply with its loan covenants;

•	adverse changes in credit and capital markets conditions that may affect the Company’s ability to obtain financing or refinancing on favorable terms;

•	adverse changes to management’s periodic estimates of future cash flows that may affect the Company’s assessment of its ability to fully recover its goodwill;

•	whether governments will amend existing regulations or impose additional regulations or licensing requirements in such a manner as to increase the Company’s costs of doing business; and

•	other matters discussed in this press release and the Company’s most recent definitive proxy statement, Forms 10-K, 10-K/A, 10-Q and 8-K, as well as matters discussed in the Company’s future SEC filings.
Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. They can be affected by inaccurate assumptions the Company might make or by known or unknown risks and uncertainties. The forward-looking statements included in this release are not guarantees of future performance, and we cannot assure the reader that those statements will be realized or that the forward-looking events or circumstances will occur. Actual future results may vary materially. Because of these factors, the Company cautions that investors should not place undue reliance on any of its forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and is not responsible for any changes made to this release by wire or Internet services.
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CITP Reports Second Quarter Results

August 3, 2006
COMSYS IT PARTNERS, INC.
OPERATING DATA, SUPPLEMENTAL CASH FLOW INFORMATION AND NON-GAAP MEASUREMENTS
(IN THOUSANDS, EXCEPT OPERATING DATA)

Operating Data:	Three Months Ended
	July 2, 2006	April 2, 2006	July 3, 2005

Ending consultant headcount	5,183	5,014	4,705

Billing days	64	64	64

Revenue per billing day (in thousands)	$2,931	$2,791	$2,534

Average bill rate	$68.81	$68.19	$66.68

Gross margin percentage	24.5%	23.6%	23.1%

DSO	45	48	50

Supplemental Cash Flow Information:	Three Months Ended
	July 2, 2006	July 3, 2005

Net cash provided by operating activities	$14,000	$7,475

Capital expenditures	$969	$1,930

Depreciation and amortization	$2,167	$2,515

Non-GAAP Financial Measures:	Three Months Ended
	July 2, 2006	July 3, 2005

Adjusted revenues:		N/A
GAAP revenue	$187,609
Revenue from entity acquired in October 2005	5,606

Adjusted revenue	$182,003

Adjusted net income and earnings per diluted share:
GAAP net income	$11,362	$729
Tax refund	(5,800)	—
Interest on tax refund	(550)	—
Restructuring charges	—	424
Registration fees (included in SG&A)	—	950

Adjusted net income	$5,012	$2,103

Adjusted earnings per diluted share	$0.26	$0.14

Adjusted EBITDA:
GAAP net income	$11,362	$729
Restructuring charges	—	424
Registration fees (included in SG&A)	—	950
Stock based compensation	950	439
Depreciation and amortization	2,167	2,515
Interest expense, net	3,573	4,348
Other (income) expense, net	(170)	4
Income tax benefit	(5,342)	—

Adjusted EBITDA	$12,540	$9,409

Adjusted EBITDA as a % of GAAP revenue	6.7%	5.8%

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. We believe revenue and net income net of certain items and adjusted EBITDA to be relevant and useful information to our investors in assessing our financial operating results as these measures are used by our management in evaluating our financial performance, liquidity, our ability to service debt and fund capital expenditures. However, these measures should be considered in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles, and may not be comparable to similarly titled measures reported by other companies. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measures as required under SEC rules regarding the use of non-GAAP financial measures.

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CITP Reports Second Quarter Results

August 3, 2006
COMSYS IT PARTNERS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2006	July 3, 2005	July 2, 2006	July 3, 2005

Revenues from services	$187,609	$162,185	$366,201	$327,138
Cost of services	141,736	124,647	278,256	252,013

Gross profit	45,873	37,538	87,945	75,125

Operating costs and expenses
Selling, general and administrative expenses	34,283	29,518	68,521	57,473
Restructuring and integration costs	—	424	—	3,852
Depreciation and amortization	2,167	2,515	4,339	4,986

Total operating expenses	36,450	32,457	72,860	66,311

Operating income	9,423	5,081	15,085	8,814
Interest expense, net	3,573	4,348	7,530	8,374
Other (income) expense, net	(170)	4	(294)	(83)

Income before income taxes	6,020	729	7,849	523
Income tax benefit	5,342	—	5,192	—

Net income	$11,362	$729	$13,041	$523

Net income per common share:
Basic (attributable to common shareholders)	$0.60	$0.05	$0.69	$0.03

Diluted	$0.60	$0.05	$0.69	$0.03

Weighted average shares outstanding:
Basic	18,562	15,418	18,556	15,375
Diluted	18,920	16,154	18,862	15,956

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CITP Reports Second Quarter Results

August 3, 2006
COMSYS IT PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE)

	July 2,	January 1,
	2006	2006
	(Unaudited)

Assets
Current assets:
Cash	$1,511	$3,099
Accounts receivable, net of allowance of $4,317 and $4,427, respectively	194,060	170,321
Prepaid expenses and other	3,850	3,729

Total current assets	199,421	177,149

Fixed assets, net	13,760	14,976
Goodwill	153,737	154,322
Intangible assets, net	10,188	11,262
Deferred financing costs, net	4,109	4,655
Restricted cash	2,764	2,939
Other assets	2,266	1,618

Total assets	$386,245	$366,921

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$115,021	$108,432
Payroll and related taxes	28,218	22,600
Current maturities of long-term debt	1,370	5,000
Interest payable	991	933
Other	14,005	15,667

Total current liabilities	159,605	152,632

Long-term debt	134,599	137,273
Other non-current liabilities	5,578	5,920

Total liabilities	299,782	295,825

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $.01; 95,000 shares authorized; 18,855 and 18,738 shares outstanding at July 2, 2006 and January 1, 2006, respectively	188	187
Common stock warrants	2,270	2,815
Deferred stock compensation	—	(1,749)
Accumulated other comprehensive loss	(7)	(65)
Additional paid-in capital	203,056	201,993
Accumulated deficit	(119,044)	(132,085)

Total stockholders’ equity	86,463	71,096

Total liabilities and stockholders’ equity	$386,245	$366,921